Exhibit 99.1

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

Consolidated Financial Statements

As of and for the year ended December 31, 2016

With Report of Independent Registered Public Accounting Firm

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Management of Tronox Alkali Corporation:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations and comprehensive income, of changes in shareholder’s equity and of cash flows present fairly, in all material respects, the financial position of Tronox Alkali Corporation and its subsidiaries as of December 31, 2016, and the results of their operations and their cash flows for the year then ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

November 17, 2017

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

CONSOLIDATED STATEMENT OF OPERATIONS

(In millions)

Year ended December 31, 2016
Sales	$509.9
Sales to related parties	275.9

Total Net Sales	785.8
Cost of goods sold	(670.4)

Gross Profit	115.4
Selling, general and administrative expenses	(42.4)
Research and development expenses	(2.0)

Income from operations	71.0
Other expense, net	(1.5)

Income before taxes	69.5
Income tax provision	(28.8)

Net income	$40.7

The accompanying notes are an integral part of these consolidated financial statements.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(In millions)

Year ended December 31, 2016
Net income	$40.7
Other comprehensive loss, net of tax:
Unrealized gain on derivatives, net of taxes of $1.1	1.9
Pension adjustments:
Actuarial loss, net of taxes of $0.3 for year ended December 31, 2016	(0.4)
Prior service cost, net of taxes of $1.5 for year ended December 31, 2016	(2.5)

Total other comprehensive loss	(1.0)

Net comprehensive income	$39.7

The accompanying notes are an integral part of these consolidated financial statements.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

CONSOLIDATED BALANCE SHEET

(In millions)

As of December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$37.2
Accounts receivable, net of allowance for doubtful accounts	84.9
Receivables from related parties and affiliates	60.0
Inventories, net	33.7
Prepaid and other assets	20.8

Total current assets	236.6
Noncurrent assets:
Property, plant and equipment, net	738.0
Mineral leaseholds, net	729.2
Other long-term assets	3.1

Total assets	$1,706.9

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$47.5
Net due to Parent	13.4
Accrued liabilities	32.1

Total current liabilities	93.0
Noncurrent liabilities:
Accrued pension benefits	7.7
Deferred tax liabilities	18.8
Other long-term liabilities	11.9

Total liabilities	131.4

Commitments and contingent liabilities (Note 15)

Shareholder’s equity:
Paid-in capital	1,483.7
Retained earnings	93.3
Accumulated other comprehensive loss	(1.5)

Total shareholder’s equity	1,575.5

Total liabilities and shareholder’s equity	$1,706.9

The accompanying notes are an integral part of these consolidated financial statements.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

(In millions)

	Paid-In Capital	Retained Earnings	Accumulated other comprehensive loss	Total
Balance at January 1, 2016	$1,567.0	$52.6	$(0.5)	$1,619.1
Net income	—	40.7	—	40.7
Other comprehensive loss	—	—	(1.0)	(1.0)
Net change in Shareholder’s Equity	(83.3)	—	—	(83.3)

Balance at December 31, 2016	$1,483.7	$93.3	$(1.5)	$1,575.5

The accompanying notes are an integral part of these consolidated financial statements.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

Year ended December 31, 2016
Cash Flows from Operating Activities:
Net Income	$40.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	60.4
Bad debt expense	0.1
Deferred income taxes	21.0
Share-based compensation expense	1.2
Pension expense	5.6
Contributions to employee pensions	(5.4)
Changes in operating assets and liabilities:
Accounts receivable	4.9
Receivables from related parties and affiliates, net	(12.4)
Inventories, net	3.7
Prepaid and other assets	(1.3)
Accounts payable	(7.6)
Net due to Parent	3.8
Accrued liabilities	2.9
Other long-term liabilities	2.7

Net cash provided by operating activities	120.3

Cash Flows from Investing Activities:
Capital expenditures	(32.2)

Net cash used in investing activities	(32.2)

Cash Flows from Financing Activities:
Net transfers to Parent	(84.6)

Net cash used in financing activities	(84.6)

Increase in cash and cash equivalents	3.5
Cash and cash equivalents at beginning of period	33.7

Cash and cash equivalents at end of period	$37.2

Supplemental Cash Flow Information:
Income taxes settled through shareholder’s equity	$7.3
Supplemental Disclosures of Non-Cash Activities:
Capital expenditures included in Accounts payable	0.6
Fixed asset transfers from parent company	0.2

The accompanying notes are an integral part of these consolidated financial statements.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

Note 1: Description of the Business

The accompanying consolidated financial statements include the historical accounts of Tronox Alkali Corporation, (collectively referred to as “Alkali”, “Tronox Alkali Ltd.”, “We”, “Us”, “Our” or the “Company”) of Tronox Limited (the “Parent” or “Tronox”), a public limited company registered under the laws of the State of Western Australia, Australia.

On September 1, 2017, Tronox completed the sale (the “Transaction”) of Alkali to Genesis Energy, L.P. The Transaction consist of the sale of Tronox Alkali Corporation, its wholly owned subsidiary Tronox Alkali Wyoming and its indirect wholly owned subsidiary Tronox Specialty Alkali LLC (“Consolidated Subsidiaries”). As of December 31, 2016, the date of these consolidated financial statements, Tronox was the parent company of Alkali. As of the date of issuance of these financial statements, Tronox is no longer the parent company of the Alkali business. See subsequent events, Note 18, for further discussion of the Alkali sale transaction.

Nature of Operations

The Company mines and processes trona ore and manufactures natural soda ash and inorganic chemical products that include sodium bicarbonate, sodium sesquicarbonate and caustic soda (collectively referred to as “alkali products”). The alkali products are used in a variety of industries for glass manufacturing, water treatment, pulp and paper, textiles, food and pharmaceuticals and cosmetics. The alkali products are sold directly to various domestic and international customers as well as to the American Natural Soda Ash Corporation (“ANSAC”), the primary export customer of the Company. ANSAC is a third-party nonprofit corporation whose purpose is to promote export sales of U.S. produced soda ash in conformity with the Webb-Pomerene Act. All mining and processing activities of the Company take place at the facility located in the Green River Basin of Wyoming, United States. See Note 5 within these consolidated financial statements for additional information related to ANSAC.

Note 2: Basis of Presentation

Throughout the period covered by the accompanying consolidated financial statements, the Company operated as a business unit of Tronox. Consequently, standalone financial statements were not historically prepared for the Company. The consolidated financial statements have been derived from the accounting records of the Parent to a provide a historical carve-out presentation of the consolidated financial position of the Company as of December 31, 2016 and its results of operations, changes in shareholder’s equity and cash flows for the year ended December 31, 2016.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The consolidated financial statements include the assets, liabilities, revenues and expenses of the Company, as carved out from the historical results of operations and the historical bases of assets and liabilities of the Parent, adjusted to conform to U.S. GAAP.

With the exception of certain payables, intercompany balances and transactions between Alkali and Tronox have been presented in Paid-in capital. Intracompany balances and accounts have been eliminated. Paid-in capital represents Tronox’s interest in the recorded net assets of Alkali.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

The consolidated statement of operations include all revenues and costs directly attributable to the Company, as well as costs for certain functions and services used by the Company that have been allocated from the Parent to the consolidated financial statements for certain governance and corporate functions such as legal, investor relations, communications and administration. The costs for these services and support functions were allocated to the Company using either specific identification or a pro-rata allocation using net sales. The net costs allocated during the period are included in Selling, general and administrative expenses within the consolidated statement of operations.

For purposes of the consolidated financial statements, the income tax provision of the Company was prepared under the separate return method, as if the Company filed income tax returns on a stand-alone basis, separate from Tronox.

The consolidated financial statements of the Company do not present the Parent’s historical debt or related interest expense. The expense and cost allocations have been determined on a basis considered by management to be a reasonable reflection of the utilization of services both provided to and received by Alkali relative to the total costs incurred by Tronox. Additionally, the assets and liabilities assigned from Tronox have been deemed attributable to and reflective of the historical operations of Alkali. However, the amounts recorded may not be representative of the amounts that would have been incurred had Alkali been an entity that operated independently of Tronox. Consequently, the consolidated financial statements may not be indicative of Alkali’s future performance and do not necessarily reflect what its results of operations, financial position and cash flows would have been had Alkali operated as a separate entity apart from Tronox during the period presented. See Note 5 for further discussion of cost allocations included in the consolidated financial statements.

Note 3: Summary of Significant Accounting Policies

    Estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results are likely to differ from those estimates.

    Revenue recognition

Revenue is recognized when risk of loss and title to the product is transferred to the customer, pricing is fixed or determinable and collection is reasonably assured. All amounts billed to a customer in a sales transaction related to shipping and handling represent revenues earned and are reported as net sales. Accruals are made for sales returns, rebates and other allowances, which are recorded in “Net sales” in the consolidated statement of operations and are based on historical experience and current business conditions. Approximately 39.1% of the Company’s sales in 2016 was to one customer.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

    Cost of goods sold

Cost of goods sold includes costs for purchasing, receiving, manufacturing and distributing products, including raw materials, energy, labor, depreciation, depletion, shipping and handling, freight, warehousing and other production costs.

    Research and development

Research and development costs are expensed as incurred. These costs include salaries, building costs, utilities and administrative expenses.

    Selling, general and administrative expenses

Selling, general and administrative expenses include costs related to marketing, agent commissions and legal and administrative functions such as corporate management, human resources, information technology, investor relations, accounting, treasury and tax compliance including the allocations from the Parent for governance and corporate services. Advertising costs incurred for the year ended December 31, 2016 were not material.

    Share-based compensation

During the period, certain employees of the Company were eligible to participate in the Tronox Limited Management Equity Incentive Plan (the “MEIP”), which permits the grant of awards that are comprised of incentive options, nonqualified options, share appreciation rights, restricted shares, restricted share units, performance awards and other share-based awards, cash payments and other forms as the compensation committee of the Board of Directors of Tronox (the “Board”) in its discretion deems appropriate, including any combination of the above. Where employees of the Company participate in the MEIP, the allocated cost is included in the Selling, general and administrative expenses based on the grant date fair value of each award, recognized over the requisite service period. The consolidated balance sheet does not contain any equity amounts related to the MEIP.

The Company recorded stock-compensation expense related to the MEIP of $1.2 for the year ended December 31, 2016. None of the awards vested in 2016 and therefore no income tax benefit was recorded for the period.

    Pension benefits

During the period, the Company sponsored a defined benefit plan. The defined benefit plan is accounted for using actuarial valuations as required by ASC 715, Compensation - Retirement Benefits. The Company recognizes the funded status of the defined pension plan on the balance sheet and recognizes changes in the funded status that arise during the period but are not recognized as components of net periodic benefit cost within other comprehensive income or loss, net of income taxes.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

    Income taxes

Income taxes as presented herein attribute current and deferred income taxes of the Parent to standalone financial statements of the Company in a manner that is systematic, rational, and consistent with the asset and liability method prescribed by ASC 740, Income Taxes. Accordingly, the income tax provision of the Company was prepared under the separate return method whereby an income tax provision is prepared for each member of a consolidated group as if each group member were a separate taxpayer and a stand-alone enterprise. As a result, actual tax transactions included in the consolidated financial statements of the Parent may not be included in the separate consolidated financial statements of the Company. Similarly, the tax treatment of certain items reflected in the separate consolidated financial statements of the Company may not be reflected in the consolidated financial statements and tax returns of the Parent; therefore, such items as net operating losses, credit carryforwards, and valuation allowances may exist in the stand-alone financial statements that may or may not exist in the Parent consolidated financial statements.

The breadth of operations of the Company and the complexity of tax regulations require assessments of uncertainties and judgments in estimating the taxes that the Company will ultimately pay. The final taxes paid are dependent upon many factors, including negotiations with taxing authorities in various jurisdictions, outcomes of tax litigation and resolution of disputes arising from tax audits in the normal course of business.

The provision for income taxes is calculated using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. It is the policy of the Company to include accrued interest and penalties related to unrecognized tax benefits in income tax expense.

In general, the taxable income or loss of the entities comprising the Company was included in the consolidated tax returns of the Parent. As such, separate income tax returns were not prepared for the entities comprising the Company. Consequently, income taxes currently payable are deemed to have been remitted to the Parent, in cash, in the period the liability arose and income taxes currently receivable are deemed to have been received from the Parent in the period that a refund could have been recognized by the Company had it been a separate taxpayer.

    Self-insurance

During the period, the Company maintained self-insurance medical and workers’ compensation programs. The Company records a liability for healthcare and workers’ compensation costs during the period in which they occur as well as an estimate of claims incurred but not reported.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

    Earnings per Share

During the year ended December 31, 2016, the Company did not have an independent capital structure distinct from the Parent and as such the Company did not calculate earnings per share for the year ended December 31, 2016 because of the absence of an independent capital structure. The company has no shares of common stock, preferred stock, equity interests or other voting securities of reserved, issued or outstanding subsequent to the Transaction and therefore cannot calculate earnings per share.

    Cash and cash equivalents.

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Historically the Company has participated in and relied upon the centralized cash management systems of the Parent to manage working capital and investing activities such as capital expenditures.

    Inventories, net

The inventories of the Company include those costs directly attributable to the alkali products, including all manufacturing overhead, but excluding distribution costs. Inventories are stated at the lower of cost or market (“LOCM”), net of allowances for obsolete and slow-moving inventory. During the period, the cost of inventories was determined using the first-in first out (FIFO), except for materials and supplies which were recorded at average cost, and raw materials which were recorded at standard cost.

At December 31, 2016 approximately 66%, 24% and 10% of the Company’s inventories were accounted for under the FIFO, average cost and standard cost methods, respectively.

The Company reviews its inventories for impairment annually and at the end of each quarter by comparing the cost of its inventories to its net realizable value. The Company also periodically reviews its inventories for obsolescence (inventory that is no longer marketable for its intended use). In either case, the Company records any write-down equal to the difference between the cost of inventory and its estimated net realizable value based on assumptions about alternative uses, market conditions and other factors.

    Accounts receivable, net of allowance for doubtful accounts

Accounts receivable consist primarily of trade receivables from customers resulting from product sales. The Company performs credit evaluations of its customers and take actions deemed appropriate to mitigate credit risk. Only in certain specific occasions does the Company require collateral in the form of bank or parental guarantees or guarantee payments. The Company maintains allowances for potential credit losses based on specific customer review and current financial conditions.

At December 31, 2016, one customer accounted for 37.6% of the Company’s accounts receivable, net of allowance for doubtful accounts balance.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

    Prepaid and other current assets

Prepaid expenses and other current assets primarily consist of prepaid freight, prepaid royalties and transportation credits.

    Long lived assets

Property, plant and equipment, net is stated at cost less accumulated depreciation, depletion and amortization, generally computed using the straight-line method. The estimated useful lives follows:

Land Improvements	10-20 years
Buildings	10-40 years
Machinery and equipment	3-25 years
Furniture and fixtures	10 years

Maintenance and repairs are expensed as incurred, except for costs of replacements or renewals that improve or extend the lives of existing properties, which are capitalized. Upon retirement or sale, the cost and related accumulated depreciation are removed from the respective account and any resulting gain or loss is included in Cost of goods sold in the consolidated statement of operations.

Mineral leaseholds are depleted over their useful lives as determined under the units of production method. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property through the commencement of production are capitalized.

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Under such circumstances, the Company evaluates whether the projected undiscounted cash flows of its long-lived assets are sufficient to recover the carrying amount of the asset group being assessed. If the undiscounted projected cash flows are not sufficient, an impairment amount is calculated by discounting the projected cash flows using the weighted-average cost of capital. The amount of the impairment of long-lived assets is written off against earnings in the period in which the impairment is determined.

    Fair value measurement

The Company measures fair value on a recurring basis utilizing valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs, to the extent possible and consider counterparty credit risk in determining fair value. The fair value hierarchy is as follows:

•	Level 1 - Quoted prices in active markets for identical assets and liabilities;

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

•	Level 2 - Quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active or other inputs that are observable or can be corroborated by observable market data; and

•	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities

    Derivative instruments

During the period, the Company used derivative financial instruments to manage its exposure to market price fluctuation risk in the soda ash business. These derivative financial instruments consisted of exchange traded natural gas hedges futures contracts that were designated by the Parent as cash flow hedges for accounting purposes. As cash flow hedges, the effective portion of changes in the fair value of the natural gas futures contracts were recorded as a component of other comprehensive loss and subsequently recognized in net earnings when the hedged items impact earnings.

Note 4: Recent Accounting Pronouncements

In May 2017, the FASB iussed ASU 2017-09, Compensation – Stock Compensation (Topic 718): Scope of Modification Accounting (“ASU 2017-09”), which clarifies when to account for a change to the terms or conditions of a share-based payment award as a modification. Under ASU 2017-09, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. ASU 2017-09 is effective prospectively for annual periods beginning on or after December 15, 2017, including interim periods within those periods. Early adoption is permitted. The impact, if any, that ASU 2017-09 will have on the consolidated financial statements will depend on future award modification.

In March 2017, the FASB issued ASU 2017-07, Compensation – Retirements Benefits: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (“ASU 2017-07”) which amends the requirements in ASC 715, Compensation – Retirement Benefits, which requires that employers that sponsor defined benefit pension and/or other postretirement plans to aggregate the various components of net periodic benefit cost for presentation purposes but does not prescribe where they should be presented in the income statement. ASU 2017-07 requires employers to present the service cost component of the net periodic benefit cost in the same income statement line item(s) as other employee compensation costs arising from service rendered during the period. In addition, only the service cost component will be eligible for capitalization in assets. Employers will present the other components separately from the line item(s) that includes the service cost and outside of any subtotal of operating income, if one is presented. Employers will have to disclose the line item(s) used to present the other components of net periodic benefit cost, if the components are not presented separately in the income statement. ASU 2017-07 is effective for fiscal years beginning after December 15, 2017, and interim periods within those years. Early adoption is permitted as of the beginning of an annual period for which an entity’s financial statements (interim or annual) have not been issued. ASU 2017-07 requires the presentation of the components of net periodic benefit cost in the income

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

statement retrospectively while the guidance limiting the capitalization of net periodic benefit cost in assets to the service component will be applied prospectively. The Company does not expect the adoption of ASU 2017-07 to have a material impact on the consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Clarifying the Definition of a Business (“ASU 2017-01”) which provides guidance intended to further clarify the definition of a business and guidance on what will be constituted as a business. Under ASU 2017-01, a business is an entity that can at a minimum have a substantive process; is comprised of more than just a single asset; has the ability to provide goods or services; and shows a potential presence of goodwill. ASU 2017-01 is effective for financial statements issued for fiscal years beginning after December 15, 2017 including interim periods within those fiscal years with early adoption permitted, provided that all of the amendments are adopted in the same period. The guidance requires application using a prospective transition method. The Company does not expect the adoption of ASU 2017-01 to have a material impact on the consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”) which provides guidance intended to reduce diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for financial statements issued for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years with early adoption permitted, provided that all of the amendments are adopted in the same period. The guidance requires application using a retrospective transition method. The Company has not yet determined the impact, if any, that ASU 2016-15 will have on the consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which requires that entities use a current expected credit loss model which is a new impairment model based on expected losses rather than incurred losses. Under this model, an entity would recognize an impairment allowance equal to its current estimate of all contractual cash flows that the entity does not expect to collect from financial assets measured at amortized cost. The entity’s estimate would consider relevant information about past events, current conditions and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU 2016-13 is effective for interim and annual reporting periods beginning after December 15, 2019 with early adoption permitted for annual reporting periods beginning after December 15, 2018. The Company does not expect the adoption of ASU 2016-13 to have a material impact on the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”) which includes a lessee accounting model that recognizes two types of leases - finance leases and operating leases. The standard requires that a lessee recognize on the balance sheet assets and liabilities for leases with lease terms of more than 12 months. The recognition, measurement and presentation of expenses and cash flows arising from a lease by a lessee will depend on its classification as a finance or an operating lease. The standard is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The new standard must be adopted using a modified retrospective transition and provides for certain practical expedients. Transition will require application of the new guidance at the beginning of the earliest comparative period presented. The Company is evaluating the impact that ASU 2016-02 will have on the consolidated financial statements and will update their relevant accounting policies accordingly.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

In November 2015, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). ASU 2015-17 simplifies the presentation of deferred income taxes. The new guidance requires that all deferred tax liabilities and assets, along with any related valuation allowance, be classified as noncurrent on our consolidated financial position. We are required to adopt this standard in the first quarter of 2017. The guidance may be applied either prospectively, for all deferred tax assets and liabilities, or retrospectively. We have elected to adopt ASU 2015-17 for 2015 period end, on a prospective basis, and our disclosure in Note 12 is presented accordingly.

In July 2015, as part of its simplification initiative, the FASB issued ASU 2015-11, simplifying the Measurement of Inventory (“ASU 2015-11”). ASU 2015-11 simplifies the subsequent measurement of inventory by requiring entities to remeasure inventory at the lower of cost and net realizable value, which is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This ASU does not apply to inventory measured using the last-in, first-out or the retail inventory method. The Company is required to adopt this standard in the first quarter of 2017. This standard is required to be applied prospectively with earlier application permitted as of the beginning of an interim or annual period. The Company does not expect the adoption of ASU 2015-11 to have a material impact on the consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) which states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance is effective for interim and annual periods beginning after December 15, 2017 and may be applied either retrospectively or on a modified retrospective basis. Subsequent to the issuance of the May 2014 guidance, several clarifications and updates have been issued on this topic, the most recent of which was issued in December 2016. The Company is evaluating the impact, if any, that ASU 2014-09 and any amendments thereto, will have on the consolidated financial statements and will update its accounting policies accordingly.

Note 5: Agreements and Transactions with Related Parties and Affiliates

Shared Services and Corporate Costs

The Company benefits from certain governance and corporate services provided by the Parent, including legal, investor relations, communications and administration. The amount of cost allocated to the Company by the Parent for these services was $19.5 for the year ended December 31, 2016. The allocations from the Parent were determined using either specific identification or through a pro-rata allocation of Parent company costs using net sales.

The amounts allocated to the Company during the period discussed herein are included within Selling, general and administrative expenses within the consolidated statement of operations.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

Cash Management, Financing and Financial Instruments

The cash generated by and consumed within the operations of the Company are managed centrally by the Parent. The available cash balances of the Company are regularly “swept” at the discretion of the Parent with funding for the operating and investing activities of the Company provided as needed. Transfers and distributions of cash between the Company and the Parent are included within Paid-in capital on the consolidated balance sheet.

Agreements and Transactions with Affiliates

The Company is a member of ANSAC, an organization responsible for promoting and increasing the use and sale of soda ash and other refined or processed sodium products produced by its members. Costs incurred by ANSAC are charged directly to the Company and include sales and marketing, salaries, benefits, office supplies, professional fees, travel, rent and certain other costs. The transactions between ANSAC and the Company do not necessarily represent arms-length transactions and may not represent all costs incurred as if the Company operated on a stand-alone basis. The Company also benefits from favorable shipping rates for its direct exports when using ANSAC to arrange for ocean transport. Net sales to ANSAC were $275.9 for the year ended December 31, 2016. The costs charged to the Company by ANSAC were $7.9 for the year ended December 31, 2016. The costs charged from ANSAC are included in Selling, general and administrative expenses within the consolidated statement of operations.

Receivables from related parties and affiliates as of December 31, 2016 are as follows:

December 31, 2016
NatronX Technologies LLC	$0.1
ANSAC	59.9

Total	$60.0

Accounts payable to related parties and affiliates, excluding accounts payable to the Parent which are separately disclosed as net due to the Parent on the consolidated balance sheet, was $1.3 as of December 31, 2016. This includes related party payables to ANSAC which are included within Accounts payable on the consolidated balance sheet.

Note 6: Accounts Receivable, Net of Allowance for Doubtful Accounts

December 31, 2016
Trade receivables	$73.7
Other receivables	12.5
Allowance for doubtful accounts	(1.3)

Total	$84.9

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

Note 7: Inventories

December 31, 2016
Raw materials	$3.3
Work-in-process	5.9
Finished goods, net	16.3
Materials and supplies, net	8.2

Total	$33.7

Note 8: Prepaid and Other Current Assets

December 31, 2016
Prepaid royalty	$10.1
Prepaid freight	4.7
Natural gas derivatives	3.0
Other	3.0

Total	$20.8

Note 9: Property, Plant and Equipment, Net

December 31, 2016
Land and land improvements	$64.9
Buildings and improvements	71.4
Mine and development costs	7.0
Machinery and equipment	618.9
Construction-in-progress	63.0

Total	825.2
Less accumulated depreciation	(87.2)

Total	$738.0

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

Depreciation and amortization expense for year ended December 31, 2016 was $53.5 of which $52.8 was included in Cost of goods sold and $0.7 was included within Research and development expenses in the consolidated statement of operations.

Note 10: Mineral Leaseholds

December 31, 2016
Mineral leaseholds	$738.5
Less accumulated depletion	(9.3)

Total	$729.2

Depletion expense related to mineral leaseholds for the year ended December 31, 2016 was $5.4 and was recorded in Cost of goods sold in the consolidated statement of operations.

Note 11: Accrued Liabilities

December 31, 2016
Employee-related costs and benefits	$19.6
Taxes other than income taxes	7.6
Accrued legal and professional expense	1.8
Other	3.1

Total	$32.1

Note 12: Income Taxes

The income taxes of the Company were computed and reported herein under the “separate return method.” Use of the separate return method may result in differences when the sum of the amounts allocated to stand-alone tax provisions are compared with amounts presented in consolidated financial statements of the Company. Deferred tax assets and liabilities of the Company could be significantly different from those included in the Parent consolidated financial statements. In addition, certain tax attributes such as net operating loss carryforwards that exist within the Parent consolidated financial statements may or may not exist in the stand-alone financial statements of the Company.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

The consolidated financial statements do not reflect any amounts due to the Parent for income tax related matters as it is assumed that all such amounts due to the Parent were settled on December 31, 2016.

The components of income tax expenses follows:

Year ended December 31, 2016
Current
Federal	$7.3
State	0.5

Total Current	7.8
Deferred
Federal	20.3
State	0.7

Total Deferred	21.0

Total	$28.8

The significant components of the deferred income tax provision follows:

Year ended December 31, 2016
Deferred tax (exclusive of valuation allowance)	$17.0
Net increase in the valuation allowance for deferred tax assets	4.0

Deferred income tax provision	$21.0

The Company has recognized that it is more likely than not that certain future tax benefits may not be realized through future taxable income. The valuation allowance increased $4.0 for the year ended December 31, 2016. This increase were primarily due to U.S. federal alternative minimum tax credits generated during the year that are not expected to be recoverable.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

The significant components of the deferred tax assets and liabilities follows:

December 31, 2016
Alternative minimum tax credit carryforwards	$74.8
Accrued expenses	9.1
Pension benefits	1.7
Other deferred tax assets	2.0

Deferred tax assets	87.6
Valuation allowance	(74.8)

Deferred tax assets, net of valuation allowance	12.8

Property, plant and equipment, net	(31.6)

Deferred tax liabilities	(31.6)

Net deferred tax assets (liabilities)	$(18.8)

Management evaluates the deferred income taxes each reporting period to determine if valuation allowances are required or should be adjusted. U.S. GAAP accounting guidance requires that companies assess whether valuation allowances should be established against their deferred tax assets based on all available evidence, both positive and negative, using a “more likely than not” standard. In assessing the need for a valuation allowance, appropriate consideration is given to all positive and negative evidence related to the realization of the deferred tax assets. This assessment considers, among other matters, the nature and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry forward periods and tax planning alternatives.

At December 31, 2016, the Company had tax credit carry forwards related to U.S. federal alternative minimum tax credits with an indefinite expiration period.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

The effective income tax rate applicable to income from operations before income taxes was different from the statutory U.S. federal income tax rate due to the factors listed in the following table:

Year ended December 31, 2016
Statutory U.S. tax rate	% 35.0
Net difference:
State and local taxes	1.1
Permanent differences	(0.5)
Change in valuation allowance	5.8
Other	—

Total difference	6.4

Total income tax provision	% 41.4

The financial results of the Company are included in the consolidated income tax returns in the U.S. federal jurisdiction of the Parent. As of December 31, 2016, the U.S. federal income tax returns are open for examination and adjustment for the years 2015 and 2016. The Company has no unrecognized tax benefits, or accrued interest and penalties related to unrecognized tax benefits, for the periods presented in these financial statements.

Note 13: Employee Benefit Plans

During the period, employees of the Company participated in the Tronox Alkali Corporate Savings Investment Plan (the “SIP”), a qualified defined contribution plan under section 401(k) of the Internal Revenue Code. Under SIP, regular full-time and part-time non-union employees contribute a portion of their earnings and the Company provides a matching contribution up to a predefined threshold. For the year ended December 31, 2016, the matching contribution was 100% of the first 4% of employee contributions and included a discretionary profit sharing contribution up to 5% of eligible compensation. The discretionary contribution is subject to approval each year by the Board. The matching contribution to the SIP vests immediately; however the discretionary contribution is subject to vesting conditions that must be satisfied over a three year vesting period. Contributions under the SIP, including the match, are invested in accordance with the investment options elected by plan participants. Compensation expense associated with the matching contribution to the SIP was $3.6 during 2016, which was included in Cost of goods sold in the consolidated statement of operations.

The Company also sponsors a defined benefit plan. The Parent established the Tronox Alkali Corporation Union Retirement Plan (“The Alkali Qualified Plan”) to cover all eligible union employees and retirees of the Company in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code. The Company accounts for The Alkali Qualified Plan as a single employer pension plan that benefits only employees of the Company and thus, the related assets, liabilities costs of the plan are recorded in the consolidated financial statements.

Under The Alkali Qualified Plan, each eligible employee will automatically become a participant upon completion of one year of credited service. Retirement benefits under this plan are calculated based on the total years of service of an eligible participant, multiplied by a specified benefit rate in effect at the termination of the plan participant’s years of service.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

The components of net periodic pension costs for the Alkali Qualified plan follows:

Year Ended December 31, 2016
Net periodic cost:
Service cost	$4.9
Interest cost	0.5
Expected return on plan assets	(0.1)
Amortization of Prior Service Cost	0.3

Total	$5.6

The change in benefit obligations, plan assets and funded status along with amounts recognized in the consolidated balance sheet follows:

	Year Ended December 31, 2016
Change in benefit obligations:
Opening benefit obligation	$4.9
Service cost Interest cost	4.9 0.4
Net actuarial (gains)	0.5
Plan amendments	4.2

Ending benefit obligation	14.9

Change in plan assets:
Beginning fair value of plan assets	2.0
Employer contributions Actual return on plan assets Administrative expenses	5.4 (0.2 (0.1	) )

Ending fair value of plan assets	7.1

Funded status	$(7.8)

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

The funded status is recorded within Accrued pension benefits within the consolidated balance sheet. Based on the funded status of the Alkali Qualified Plan, the projected minimum funding requirement was determined to be $3.4 for 2016, which is payable in 2017. The Company made contributions to the Alkali Qualified Plan of $4.9 during 2017. $2.6 of the contributions were before the Transaction and the remaining contributions of $2.3 were made after the Transaction.

Expected benefit payments for the next five years and in the aggregate for the years 2022 through 2026 are as follows:

2017	$0.2
2018	0.3
2019	0.5
2020	0.7
2021	0.9
2022-2026	6.9

Total	$9.5

Year Ended December 31, 2016
Projected benefit obligation	$14.9
Accumulated benefit obligation	4.9
Fair value of plan assets	7.1

Net actuarial losses of $0.5 and prior service costs of $5.8, less an applicable aggregate tax effect of $0.6 are included as components of accumulated other comprehensive loss at December 31, 2016. During the year ended December 31, 2016, $0.3, was reclassified from accumulated other comprehensive loss to the consolidated statement of operations.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

The following weighted average assumptions were used to determine net periodic cost:

Year Ended December 31, 2016
Discount rate	4.25% - 5.00%
Expected long-term rate of return	4.23%
Rate of compensation increase	0%

The following weighted average assumptions were used in estimating the actuarial present value of the plans’ benefit obligations:

Year Ended December 31, 2016
Discount rate	4.50%
Expected long-term rate of return	2.44%
Rate of compensation increase	0%

The discount rates selected for estimating the actuarial present value of the benefit obligation of The Alkali Qualified Plan was 4.50% as of December 31, 2016. The 2016 rates were selected based on the results of a cash flow matching analysis, which projected the expected cash flows of the plan.

In forming the assumption of the Alkali Qualified Plan long-term rate of return on plan assets, management took into account the expected earnings on funds already invested, earnings on contributions expected to be received in the current year and earnings on reinvested returns. The long-term rate of return estimation methodology for Alkali Qualified Plans is based on a capital asset pricing model using historical data and a forecasted earnings model. An expected return on plan assets analysis is performed which incorporates the current portfolio allocation, historical asset-class returns and an assessment of expected future performance using asset-class risk factors.

As of December 31, 2016, pension plan assets consists of debt and equity securities. The Alkali plan is administered by a Board-appointed committee that has fiduciary responsibility for the plan’s management. The committee is responsible for the oversight and management of the plan’s investments. The committee maintains an investment policy that provides guidelines for selection and retention of investment managers or funds, allocation of plan assets and performance review procedures and updating of the policy. At least annually, the Alkali Qualified Plan’s asset allocation guidelines are reviewed in light of evolving risk and return expectations.

The objective of the committee’s investment policy is to manage the plan assets in such a way that will allow for the on-going payment of the Company’s obligation to the beneficiaries. To meet this objective, the committee has structured a portfolio that will provide liquidity to meet the plan benefit payments and expense payable from the plan under ERISA and manage the plan asset in a liability framework. To provide adequate liquidity and control risk, the investment policy sets broad investment guidelines that permit investment managers and funds to invest in liability-hedging assets to control the plan’s surplus volatility. This includes investment in high-quality, investment grade bonds with durations that approximate the durations of the liabilities.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

Fixed income portfolio managers are permitted to use fixed income derivative contracts to achieve general portfolio objectives in accordance with the risk management and internal control procedures agreed between the manager and the committee’s advisor. The overall performance of the liability-hedging assets will be determined primarily by how they track the investable custom liability-hedging mandate they are designed to hedge. Cash equivalents can he held to meet the benefits obligations of the plan and to pay fees. The cash equivalents investments of the plan can be invested in a diversified mix of high-quality, short-term debt securities, including commercial paper, bankers’ acceptance, certificates of deposits and US government obligations.

Investment in return seeking assets is prohibited.

The fair values of pension investments as of December 31, 2016 are summarized below:

	Fair Value Measurement at December 31, 2016, Using:
	Level 1	Level 2	Level 3	Total
U.S. Treasury securities (1)	$3.0	$—	$—	$3.0
Corporate debt securities (2)	4.1	—	—	4.1

Total at fair value	$7.1	$—	$—	$7.1

(1)	For U.S. Treasury securities owned by funds, fair value is based on observable quoted prices on active exchanges, which are Level 1 inputs.

(2)	For corporate debt securities owned by the funds, fair value is based on observable inputs of comparable market transactions, which are Level 1 inputs.

Note 14: Derivative Instruments

The Company entered into natural gas futures contracts beginning in 2016 in order to mitigate exposure from changes in market prices related to certain natural gas prices. The Company records these future contracts in either prepaid and other assets or other current liabilities at fair value in the consolidated balance sheet and recognizes changes in the fair value of these future contracts in accumulated other comprehensive income, as these instruments have been designated as cash flow hedges.

As of December 31, 2016, the Company was party to futures contracts with a notional value of $13.0, expiring in December, 2017. For the year ended December 31, 2016, realized gains were immaterial and recorded within the consolidated statement of operations. Unrealized gains on the future contracts amounted to $3.0 for the year ended December 31, 2016 and was recorded in the statements of other comprehensive income. The Company expects to recognize this amount into earnings over the next 12 months. The fair

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

value of the future contracts was $3.0 and was recorded in Prepaid and other assets for December 31, 2016 and is further summarized below:

	Fair Value Measurement at December 31, 2016, Using:
	Level 1		Level 2		Level 3		Total
Asset Category:	$		$		$		$
Future Contracts		—		3.0		—		3.0

Total at fair value		$—		$3.0		$—		$3.0

The company terminated all hedging arrangements in August 2017 prior to the Transaction. See Note 18, Subsequent Events.

Note 15: Commitments and Contingencies

Lease commitments

The Company leases various types of office space, manufacturing, data processing and rail transportation equipment. The gross rent expense under operating leases amounted to $17.6 for the year ended December 31, 2016.

At December 31, 2016, minimum rental commitments under non-cancelable operating leases were as follows:

2017	$14.9
2018	15.1
2019	15.6
2020	15.3
2021	15.3
Thereafter	65.9

Total	$142.1

Purchase Commitments

The Company is party to coal supply contracts designed to mitigate volatility in the price of coal. The purchase commitments at December 31, 2016 were as follows:

2017	$4.1
2018	4.1
2019	4.1
2020	4.1
2021	4.1
Thereafter	20.3

Total	$40.8

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

Guarantees

The entities included within the consolidated financial statements together with other subsidiaries of the Parent, jointly and severally guarantee the Parent’s debt obligations, namely a UBS revolving credit facility having a maturity date no later than June 18, 2017, Senior Notes due 2020 and Senior Notes due 2022. The amount outstanding under these debt obligations was $1,650.0 at December 31, 2016.

At December 31, 2016, the fair value of the Senior Notes due 2020 was $841.0. At December 31, 2016, the fair value of the Senior Notes due 2022 was $544.0. The Company determined the fair value of the Senior Notes due 2020 and the Senior Notes due 2022 using quoted market prices. The fair value hierarchy for the Senior Notes due 2020 and the Senior Notes due 2022 is a Level 1 input. The Company determined the fair value of the UBS Revolver based on the contracted amounts which approximates fair value based on the short term nature of the borrowing and variable interest rate. The fair value hierarchy for our UBS Revolver is a Level 2 input. At December 31, 2016, the fair value of the UBS Revolver was $150.0.

On September 1, 2017, as a condition to the close of the Transaction, all Alkali entities were fully released from all the existing guarantee agreements with the Parent. See Note 18, Subsequent Events.

Contingencies

The Company is subject to certain contingent liabilities arising in the ordinary course of business. Some of these contingencies are known but are so preliminary that the merits cannot be determined, or if more advanced, are not deemed material based on current knowledge and some are unknown - for example, claims with respect to which the Company has no notice or claims which may arise in the future, resulting from products sold, guarantees or warranties made, or indemnities provided. Therefore, management is unable to develop a reasonable estimate of any potential exposure of loss for these contingencies, either individually or in the aggregate, at this time.

Based on information currently available and established reserves, management has no reason to believe that the ultimate resolution of known contingencies will have a material adverse effect on the consolidated financial position, liquidity or results of operations. However, there can be no assurance that the outcome of these contingencies will be favorable and adverse results in certain of these contingencies could have a material adverse effect on the consolidated financial position, results of operations in any one reporting period, or liquidity.

Environmental

Portions of mining operations in the Green River Basin of Wyoming are powered by natural gas which is delivered to the site via pipelines. Condensate from a natural gas pipeline, that is no longer in service, was collected in a condensate tank and “blown- down” into an unlined condensate disposal pit, a practice that was widely accepted at the time. This condensate included contaminant traces of volatile organic compounds

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

(“VOC”) that are characterized and monitored by the indicator parameter, benzene. As a result, site investigations have confirmed that these VOCs are present in the soils and groundwater which extends from the condensate disposal pit to a down-gradient area that is bounded by a groundwater cut-off wall and pump back system. In 2014 the Company received notification from the Wyoming Department of Environmental Quality, which requires a Focused Feasibility Study (“FFS”) be completed on the technologies that can be used to remedy the soils and groundwater in contaminated areas. At December 31, 2016, the cost of the decontamination was $2.5. This estimated cost was included in Other long-term liabilities in the consolidated balance sheet.

Note 16: Operating Segment and Geographic Information

The Company has a single operating segment and therefore a single reportable segment. An operating segment is a component of an entity which conducts business, incurs revenues and expenses for which discrete financial information is available that is reviewed by the chief operating decision maker in assessing performance and making resource allocation decisions.

The following table sets forth the distribution of net sales based on customer location and net property, plant and equipment assets based on asset location:

Net sales by geographic area follows:

Year Ended December 31, 2016
U.S. operations	$480.3
International operations:
ANSAC	275.9
Other	29.6

Total International	305.5

Total	$785.8

Net sales to external customers for each similar product follows:

Year Ended December 31, 2016
Sodium bicarbonate	$32.7
Sodium sesquicarbonate	69.4
Caustic soda	14.2
Soda ash	669.5

Total	$785.8

Property, plant and equipment, net and mineral leaseholds, net, were all located in the United States.

Tronox Alkali Corporation

(and its Consolidated Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

Note 17: Quarterly Results of Operations (Unaudited)

The following represents the Company’s unaudited quarterly results for the year ended December 31, 2016. These quarterly results were prepared in conformity with generally accepted accounting principles and reflect all adjustments that are, in the opinion of management, necessary for a fair statement of the results, and were of a normal recurring nature.

Unaudited quarterly results for 2016:

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Net sales	$190.0	$204.8	$194.7	$196.3
Cost of goods sold	(163.6)	(183.9)	(163.5)	(159.4)

Gross profit	26.4	20.9	31.2	36.9

Net income	$10.0	$4.9	$10.5	$15.3

Note 18: Subsequent Events

The Financial Statements of the Company have been derived from the consolidated financial statements of Tronox, which issued its interim financial statements for the period ended September 30, 2017 on November 9, 2017 and its annual financial statements for the year ended December 31, 2016 on February 24, 2017. Management has evaluated subsequent events through November 17, 2017, the issuance date of these financial statements, in order to recognize transactions in the financial statements as appropriate and for the purpose of disclosure of unrecognized subsequent events.

As discussed in Note 1, on September 1, 2017, Tronox completed the sale of the Company to Genesis Energy, L.P. for $1.325 billion. In connection with the closing of the sale, the Company has incurred transition costs through September 30, 2017 related to the retention of key personnel. As a condition to the close of the Transaction, all Alkali entities were fully released from all the existing guarantee agreements on September 1, 2017. The Company also terminated all hedging arrangements in place prior to the close of the Transaction on September 1, 2017. See Note 14, Derivative Instruments.